EXHIBIT 99.5

MATTEL, INC.

2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective as of January 1, 2005

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	2.38	Prior Plan Participants	7
	2.39	Recapture	7
	2.40	Related Company	7
	2.41	Service	7
	2.42	Termination	7

ARTICLE III	ELIGIBILITY AND PARTICIPATION		7
	3.1	Eligibility to Participate	7
	3.2	Termination of Participation in Plan	8

ARTICLE IV	FUNDING OF BENEFITS		8
	4.1	Funded Status of Benefits	8
	4.2	Rights of Participants	8
	4.3	No Participant Contributions	8

ARTICLE V	BENEFITS		8
	5.1	Part A Benefits	8
	5.2	Part B Benefits	9
	5.3	Conditions	9
	5.4	Reduction of Part B Benefit	9
	5.5	Forfeiture of Benefits	9
	5.6	Forfeitures and Recapture	10
	5.7	Change in Control	11

ARTICLE VI	PAYMENT OF BENEFITS		12
	6.1	In-Service Withdrawals Prohibited	12
	6.2	Loans	12
	6.3	Commencement of Benefits	12
	6.4	Normal Form of Distribution	12
	6.5	Optional Forms of Distributions	12
	6.6	Lump Sums	13
	6.7	Death Benefits	13
	6.8	Disability	13
	6.9	Designation of Beneficiary	14
	6.10	Delivery of Payments	14
	6.11	Payees Under Legal Disability	14
	6.12	Withholding for Taxes	14

ARTICLE VII	OPERATION AND ADMINISTRATION OF THE PLAN		15
	7.1	Appointment of Administrator	15
	7.2	Administrator’s Powers	15
	7.3	Reporting and Disclosure	15
	7.4	Notices and Communications	15
	7.5	Indemnification	16

ARTICLE VIII	APPLICATION FOR BENEFITS		16
	8.1	Application for Benefits	16

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	8.2	Content of Denial	16
	8.3	Appeals	17
	8.4	Exhaustion of Remedies	17

ARTICLE IX	MISCELLANEOUS MATTERS		18
	9.1	Amendment or Termination	18
	9.2	Effect of Merger of Company	18
	9.3	No Enlargement of Employee Rights	18
	9.4	Restrictions Against Alienation	19
	9.5	Employment Agreements	19
	9.6	Interpretation	19

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ARTICLE I

NAME, HISTORY AND PLAN PURPOSES

1.1 Name and History.

(a) The Company (as defined below) hereby establishes and adopts the Mattel, Inc. 2005 Supplemental Executive Retirement Plan (the “Plan”), effective as of January 1, 2005 (the “Effective Date”). The Plan and the benefits provided hereunder are subject to Code Section 409A. (References to Code Sections herein refer to sections of the Code, as defined below.)

(b) The Company also maintains the Mattel, Inc. Amended and Restated Supplemental Executive Retirement Plan, dated as of May 1, 1996, as amended by Amendment No. 1 dated as of November 4, 1999 (as so amended, (the “Prior Plan”). In response to the enactment of Section 409A of the Code, the Prior Plan was frozen as of December 31, 2004, so that the benefits payable under the Prior Plan are limited to those that are not subject to Section 409A of the Code. One of the purposes of this Plan is to continue to provide benefits (“Part A Benefits”) to certain Participants (as defined below) that would have been payable under the Prior Plan, if the Prior Plan had not been frozen, with an offset for benefits payable under the Prior Plan, and subject to such changes as are required because Part A Benefits are subject to Code Section 409A.

1.2 Plan Purposes.

(a) The purpose of the Plan is to enable to the Company and Related Companies to attract and retain highly qualified executives and to align their long-term interests with those of the Company. The Plan provides (a) Part A Benefits as described in Section 1.1(b) above, (b) benefits (“Part B Benefits”) to Participants who meet the requirements for such benefits set forth below in the Plan (and to their Beneficiaries, as defined below), and (c) death and disability benefits as set forth in Sections 6.7 and 6.8. All such benefits (collectively, “Benefits”) are subject to Code Section 409A.

(b) The Plan is established for the purpose of providing pension benefits to a select group of executives or highly compensated employees. The benefits under the Plan shall be funded solely out of the general assets of the Company. Accordingly, it is intended that the Plan be exempt from the requirements of Parts II, III, and IV of Title I of ERISA pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. It is expressly intended that ERISA preempt the application of state laws to this Plan, to the maximum extent permitted by Section 514 of ERISA.

ARTICLE II

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning set forth in this Article II.

2.1 Actuarial Equivalent or Actuarial Equivalence. “Actuarial Equivalent” or “Actuarial Equivalence” shall mean the actuarial equivalent or actuarial equivalence, as the context requires, of lump sums and other forms of benefit payments, and for purposes converting Benefit Offset Amounts to single life annuity form, using the mortality table prescribed in

Revenue Ruling 2001-62, and an interest rate equal to 6.5 percent, or such other mortality table and/or interest rate as the Company’s Chief Financial Officer and the HR Officer may from time to time jointly determine.

2.2 Administrator. “Administrator” shall mean the individual designated to serve as such pursuant to Article VII.

2.3 Beneficiary. “Beneficiary” shall mean the person or persons designated under Section 6.6 to receive the benefit payable in the event of the death of a Participant.

2.4 Benefits. “Benefits” shall have the meaning given in Section 1.2(a).

2.5 Benefit Offset Amount. “Benefit Offset Amount” for a Participant shall mean the sum of the Participant’s Employer PIP Contribution Amount and Fisher-Price Pension Amount, if any.

2.6 Board of Directors. “Board of Directors” shall mean the Board of Directors of the Company.

2.7 Cause. “Cause” shall mean (a) ”Cause” as defined in the Participant’s Individual Agreement, or (b) if the Participant does not have an Individual Agreement or if it does not define “Cause,” (i) an act or acts of dishonesty on the Participant’s part; (ii) a material violation by the Participant of the Participant’s obligations to the Company or a Related Company; (iii) conduct by the participant that involves moral turpitude or constitutes a felony; or (iv) fraudulent conduct by the Participant in connection with the business or affairs of the Company or a Related Company, regardless of whether said conduct is designed to defraud the Company, a Related Company or others.

2.8 CEO. “CEO” shall mean the Chief Executive Officer of the Company (or any officer serving in a substantially similar capacity if there is no Chief Executive Officer).

2.9 Change in Control. “Change in Control” shall mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or any corporation controlled by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by a Person of 20% of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities as a

result of an acquisition of common stock of the Company by the Company which, by reducing the number of shares of common stock of the Company outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities; provided, however, that if a Person shall become the beneficial owner of 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities by reason of a share acquisition by the Company as described above and shall, after such share acquisition by the Company, become the beneficial owner of any additional shares of common stock of the Company, then such acquisition shall constitute a Change in Control or (E) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.7; or

(b) Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding share of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.10 Change in Control Acceleration Event. “Change in Control Acceleration Event” shall mean an event described in Code Section 409A(a)(2)(A)(v) that is, or in connection with which there occurs, a Change in Control.

2.11 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

2.12 Company. “Company” shall mean Mattel, Inc., and its successors and assigns.

2.13 Compensation. “Compensation” shall mean a Participant’s Base Salary, Short-Term Bonus and SERP-Eligible Special Achievement Bonus, as determined on the basis of the calendar year, in accordance with the following rules.

(a) “Base Salary” shall mean the full salary and wages paid by an Employer by reason of services performed by an Employee, subject however to the following special rules:

(i) Except as specified in clause (ii) below, fringe benefits and contributions by the Employer to and benefits under any employee benefit shall not be taken into account in determining Compensation;

(ii) Amounts deducted pursuant to authorization by an Employee or pursuant to requirements of law shall be included in Compensation;

(iii) Amounts deferred by the Employee pursuant to non-qualified deferred compensation plans, at the time they would have been paid, absent the deferral, regardless of whether such amounts are includable in the Employee’s gross income for his or her current taxable year; shall be taken into account in determining Compensation; and

(iv) Amounts included in any Employee’s gross income with respect to fringe benefits, including but not limited to car allowances, life insurance and financial planning, shall not be taken into account in determining Compensation.

(b) “SERP-Eligible Special Achievement Bonus” shall mean any cash amount paid during the year at the discretion of the Compensation Committee that is designated by the Compensation Committee as such.

(c) “Short-Term Bonus” shall mean the amount paid during the year under the Mattel, Inc. Management Incentive Plan, the 2002 Mattel Incentive Plan, or any successor annual cash incentive plan.

2.14 Compensation Committee. “Compensation Committee” shall mean the Compensation Committee of the Board of Directors.

2.15 Determination Date. “Determination Date” shall mean the earlier of (i) the date of the Participant’s Termination or (ii) the date the Participant is no longer an Employee.

2.16 Disability. A Participant will be deemed to be “Disabled” (and therefore will be considered to have a Termination on account of “Disability”) if (i) he or she is “disabled” as defined in Section 409A(a)(2)(C) of the Code, and (ii) there has been a determination that the Participant is permanently disabled and entitled to benefits under the applicable group long-term disability plan of the Company or, if there is no such applicable plan, under a government plan or program applicable to the Participant.

2.17 Effective Date. “Effective Date” shall have the meaning given in Section 1.1(a).

2.18 Eligible Employee. “Eligible Employee” shall mean an Employee who is an executive or highly compensated employee within the meaning of ERISA.

2.19 Employee. “Employee” shall mean each person qualifying as a common-law employee of the Company or of a Related Company and scheduled to work full-time (at least 40 hours per week).

2.20 Employer. “Employer” shall mean the Company and any Related Company by which a Participant is employed.

2.21 Employer PIP Contribution Amount. “Employer PIP Contribution Amount” for any Participant shall mean the annual amount produced by converting (a) the lump-sum amount equal to the sum of all contributions by the Employer (including without limitation any automatic and matching contributions) the Participant’s accounts under the PIP, the Mattel, Inc. Deferred Compensation and PIP Excess Plan, and any successor plan to either of them, increased by interest from the date of contribution through the Determination Date, at the rate earned under the Stable Asset Fund (or any successor thereto) under the PIP, during that period, into (b) a single life annuity, payable monthly, that is the Actuarial Equivalent, as of the Determination Date, of such lump-sum amount.

2.22 ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.23 Final Average Compensation. “Final Average Compensation” shall mean the annual average of the Participant’s Compensation for the period of 36 consecutive months, out of the period of 120 consecutive months ending on the date of the Participant’s Termination, for which the Participant’s Compensation was highest.

2.24 Fisher-Price Pension Amount. “Fisher-Price Pension Amount” for any Participant who is entitled to any benefits under the Fisher-Price Pension Plan and the Fisher-Price Section 415 Excess Plan shall mean the aggregate annual amount of such benefits, expressed as a single life annuity payable at the same times as the Participant’s Part B Benefit (and to the extent that any such benefits are not actually so expressed and payable, they shall be converted in the manner that preserves the Actuarial Equivalence, as of the Determination Date, of such benefits and the Fisher-Price Pension Amount).

2.25 Forfeiture. “Forfeiture” shall have the meaning given in Section 5.6(a).

2.26 HR Officer. “HR Officer” shall mean the most senior human resources executive of the Company.

2.27 Individual Agreement. “Individual Agreement” of a Participant shall mean any individual employment or severance agreement between an Employer and the Participant.

2.28 Involuntary Termination. “Involuntary Termination” of a Participant shall mean the Participant’s Termination that (i) occurs by action of the Employer without Cause, (ii) is expressly defined in the Participant’s Individual Agreement as an Involuntary Termination for purposes of this Plan, (iii) occurs by action of the Participant and, under the Participant’s Individual Agreement, either (A) is considered to be for “Good Reason” as defined in that Individual Agreement or (B) has the same consequences as a termination by the Employer without Cause or by the Participant for Good Reason because it occurs during the 30-day period beginning six months after an event that is a “Change in Control,” as defined in that Individual Agreement.

2.29 Month of Service. “Month of Service” shall mean a one-month period of Service (stated in terms of calendar months with credit given for the actual time served during partial months and not counted as full months).

2.30 Part A Benefits. “Part A Benefits” shall have the meaning given in Section 1.1(b).

2.31 Part B Benefits. “Part B Benefits” shall have the meaning given in Section 1.2(a).

2.32 Part B Eligibility Requirements. “Part B Eligibility Requirements” shall mean the requirements that a Participant must satisfy in order to be eligible to receive a Part B Benefit.

2.33 Participant. “Participant” shall mean any Employee who becomes a Participant in accordance with Article III.

2.34 Payment Date. “Payment Date” shall mean (i) in the case of a Participant whose Termination occurs as a result of his or her death or Disability, the date of such Termination, or (ii) in all other cases, the date that is six months after the Participant’s Termination (determined in accordance with Section 409A(2)(B)(i) of the Code).

2.35 Plan. “Plan” shall have the meaning given in Section 1.1(a).

2.36 PIP. “PIP” means the Mattel, Inc. Personal Investment Plan.

2.37 Prior Plan. “Prior Plan” shall have the meaning given in Section 1.1(a).

2.38 Prior Plan Participants. “Prior Plan Participant” shall mean an individual who was, as of December 31, 2004, a participant in the Prior Plan.

2.39 Recapture. “Recapture” shall have the meaning given in Section 5.6(a).

2.40 Related Company. “Related Company” shall mean any corporation or other entity controlled by, controlling or under common control with, the Company.

2.41 Service. “Service” shall mean the period of time (stated in terms of Months of Service) during which the employment relation between the Participant and an Employer has been maintained, and shall include periods of paid absence (not to exceed six months) and unpaid leave of absence (not to exceed six months) granted by the Employer (including leaves approved for military service or for birth or adoption of a child). Periods of service as a consultant, independent contractor or part-time employee (scheduled to work less than forty hours per week) shall not count as Service. An Employee shall, if approved by the Compensation Committee, receive credit for service with a Related Company upon becoming a Participant hereunder, with credit measured from the date such Related Company was acquired, and may receive credit for periods of employment with prior employers, but only at the discretion of the Compensation Committee.

2.42 Termination. “Termination” shall mean an Employee’s “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code. Notwithstanding the foregoing, and subject to the provisions of Section 2.21, an Employee shall not be considered to have incurred a Termination by means of a leave of absence that is approved by the Company or a Related Company (whichever is applicable).

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility to Participate.

(a) Each Prior Plan Participant who is an Eligible Employee as of the Effective Date shall automatically be a Participant eligible for a Part A Benefit as of the Effective Date.

(b) Prior Plan Participants may be designated as eligible for Part B Benefits, and other Eligible Employees may be designated as Participants eligible for Part A and/or Part B Benefits. Each such designation shall indicate the Participant’s Part B Eligibility Requirements, if any. Such designations shall be made by the CEO in his or her sole discretion; except that any such designation of the CEO shall be made by the Compensation Committee.

3.2 Termination of Participation in Plan.

(a) A Participant may be designated as no longer eligible for Part A Benefits and/or Part B Benefits by the Compensation Committee in its sole discretion, or, in the case of a Participant other than the CEO, by the CEO in his or her sole discretion, effective as of the date such designation is made or a later date specified therein. From and after such designation, notwithstanding any other provision of this Plan, for purposes of determining the affected Participant’s Part A Benefit or Part B Benefit, as applicable, the Participant’s Final Average Compensation and Months of Service shall be determined as if his or her Termination had occurred on the date such designation is effective, and his or her age on the date of his or her actual Termination shall be deemed, for purposes of Sections 5.4, 6.7 and 6.8, to equal the lesser of his or her actual age on that date or 55.

(b) In the event that it is determined that allowing any individual to continue participating in the Plan could cause the Plan to violate ERISA, the Committee may elect to pay the entire present value of the Participant’s vested benefit to him or her in a lump-sum distribution as soon as administratively possible, unless prohibited by Code Section 409A. The amount of the lump-sum distribution shall be the Actuarial Equivalent of the Participant’s vested benefit.

ARTICLE IV

FUNDING OF BENEFITS

4.1 Funded Status of Benefits. Benefits shall not be funded, but shall be payable out of the general assets of the Company (or a Related Company) when due.

4.2 Rights of Participants.

(a) No Participant shall have a preferred claim on, or a beneficial ownership interest in, any assets of the Company (or a Related Company) prior to the time such assets are paid to him or her in the form of a Benefit.

(b) All rights created under the Plan shall be unsecured contractual rights of Participants against the Company or a Related Company. However, nothing in this document shall in any way diminish any rights of a Participant to pursue his or her rights as a general creditor of Company or a Related Company with respect to his or her benefits under the Plan.

4.3 No Participant Contributions. No Participant contributions to the Plan are permitted.

ARTICLE V

BENEFITS

5.1 Part A Benefits. A Participant who is eligible for a Part A Benefit (or the Beneficiary of such a Participant in the case of the Participant’s death) shall receive a Part A Benefit in the case of the Participant’s Termination without being entitled to receive a Part B Benefit, subject to Sections 5.5 and 5.6. The Part A Benefit payable to the Participant (or his or her Beneficiary) shall be such that the sum of the Part A Benefit plus the benefits payable to the

Participant (or Beneficiary) under the Prior Plan equal the benefits that would have been payable to him or her under the Prior Plan, if the Prior Plan had not been frozen, determined by expressing all such benefits as the Actuarial Equivalent of the actual benefits payable under the Prior Plan. Notwithstanding any other provision of this Plan, in no event shall a Participant or Beneficiary receive both Part A and Part B Benefits.

5.2 Part B Benefits. A Participant’s Part B Benefit, subject to the conditions, limitations, elections and reductions set forth below, shall be payable monthly, in an annual amount, determined as of the Participant’s Determination Date, and expressed as a single life annuity, equal to:

(a) 60% of the Participant’s Final Average Compensation, determined as of the Determination Date, less

(b) the sum of the Participant’s Benefit Offset Amounts.

5.3 Conditions. The following conditions must be met in order for a Participant who is eligible for a Part B Benefit (or the Beneficiary thereof) to receive a Part B Benefit:

(a) The Participant or Beneficiary, as applicable, must provide a written waiver, on such forms, and at such time or times, as the Company may from time to time prescribe, of all rights to receive benefits under the Prior Plan.

(b) The Participant’s Termination must occur on or after the date on which the Participant has first attained age 55 and completed 60 Months of Service.

(c) The Participant must satisfy any applicable Part B Eligibility Requirements; provided, that unless otherwise specified in connection with the establishment of the Participant’s Part B Eligibility Requirements, they shall be waived in the event of the Participant’s Involuntary Termination.

5.4 Reduction of Part B Benefit. The Part B Benefit of a Participant whose Termination occurs before the Participant has completed 180 Months of Service, other than as a result of the Participant’s death or Disability upon or after attaining age 45, shall be the amount computed as set forth in Section 5.2, multiplied by a fraction, the numerator of which is the number of Months of Service completed by the Participant, and the denominator of which is 180. The Part B Benefit of a Participant whose Termination occurs on or after the date on which the Participant attains age 55 and before the Participant attains age 60 shall be reduced, after any applicable reduction pursuant to the preceding sentence, by 0.4167% for each month by which the Participant’s age at Termination is less than age 60.

5.5 Forfeiture of Benefits. Notwithstanding the foregoing provisions of this Plan, a Participant and his or her Beneficiary shall not be entitled to any Benefit from and after any date on which (i) the Participant’s employment with the Company or a Related Company is terminated for Cause or (ii) the Company determines to impose a Forfeiture as set forth in Section 5.6.

5.6 Forfeitures and Recapture.

(a) Benefits under the Plan are intended to align the Participants’ long-term interests with the long-term interests of the Company and the Related Companies. If a Participant engages in certain activities discussed below, either during employment with the Employer or after such employment terminates for any reason, the Participant is acting contrary to the long-term interests of the Company and the Related Companies. Accordingly, the Company may determine that a participant and his or her Beneficiary shall forfeit their rights to any as-yet-unpaid Benefit (“Forfeiture”) and/or may decide to recapture any amounts previously paid to the Participant or Beneficiary (“Recapture”), as more fully described below.

(b) Each Participant shall comply with any agreement or undertaking regarding inventions, intellectual property rights, and/or proprietary or confidential information or material that the Participant signed or otherwise agreed to in favor of the Company or any Related Company.

(c) The Company believes that if a Participant engages in any of following activities in, or directed into, any State, possession or territory of the United States of America or any country in which the Company or any Related Company operates, sells products or does business, then the Participant is acting contrary to the long-term interests of the Company and the Related Companies: (1) rendering services to or otherwise directly or indirectly engaging in or assisting, any organization or business that is or is working to become competitive with the Company and/or any of the Related Companies; or (2) soliciting any non-administrative employee of the Company and/or any Related Company to terminate employment with the Company or such Related Company, as applicable, or to perform services for any organization or business that is or is working to become competitive with the Company and/or any Related Company. The activities described in this Section 5.6(c) are collectively referred to as “Activities Against the Company’s Interest.”

(d) If the Company determines, in its sole and absolute discretion, that

(i) a Participant has violated any of the requirements of Section 5.6(b) or

(ii) at any time during his or her employment with the Employer, or within three years after his or her Termination, or at any time while receiving any Benefit, a Participant has engaged in any Activities Against the Company’s Interest

(the date on which such violation or activity first occurred being referred to as the “Trigger Date”), then the Company may, in its sole and absolute discretion, impose a Forfeiture of any of the Participant’s as-yet-unpaid Benefits and/or a Recapture of any or all Benefit payments made to the Participant, provided that such payments were made no earlier than 24 months before the Trigger Date. Within ten days after receiving notice from the Company that Recapture is being imposed as to any Benefit payment, the Participant shall pay to the Company the amount of the Benefit payment subject to the Recapture. It shall not be a basis for Forfeiture or Recapture if after a Participant’s Termination, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii)

such investment does not represent more than a five percent equity interest in the organization or business.

(e) Upon Termination, and thereafter upon the request of the Administrator or the Company, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(f) Notwithstanding the foregoing provisions of this Section 5.6, the Company has sole and absolute discretion not to require Forfeiture and/or Recapture, and its determination not to require Forfeiture and/or Recapture with respect to any particular act by or payment to a particular Participant shall not in any way reduce or eliminate the Company’s authority to require Forfeiture and/or Recapture with respect to any other act, payment or Participant.

(g) Nothing in this Section 5.6 shall be construed to impose obligations on any Participant to refrain from engaging in lawful competition with the Company or any Related Company after his or her Termination.

(h) All administrative and discretionary authority given to the Company under this Section 5.6 shall be exercised by the HR Officer or such other person or committee (including without limitation the Committee or the Administrator) as the Committee may designate from time to time.

(i) Notwithstanding any provision of this Section 5.6, if any provision of this Section 5.6 is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Section 5.6 is illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law.

5.7 Change in Control.

(a) Notwithstanding any other provision of this Plan, upon a Change in Control, the requirements of Sections 5.3(b) and 5.3(c) shall cease to apply to those Participants who are employed by the Company or a Related Company on the date of the Change in Control, and Section 5.6 shall cease to apply to any Participants whose Terminations occur within the period of 18 months following the Change in Control.

(b) If the Board of Directors determines, by resolution adopted before the date of a specified Change in Control Acceleration Event, to apply this Section 5.7(b), then this Plan shall terminate effective immediately after the Change of Control Acceleration Date, and all benefits payable to all Participants (determined after the application of Section 5.7(a) above), shall become payable promptly following such termination, in the form of a lump-sum payment equal to the Actuarial Equivalent of the Participant’s vested benefit, reduced by the amount (if any) of the benefit that has already been paid to the Participant. The provisions of this Section 5.7(b) shall apply to all Participants, regardless of whether they are currently receiving benefits under the Plan, have terminated employment, but have not yet commenced receiving benefits, or are still employed by the Company or a Related Company.

ARTICLE VI

PAYMENT OF BENEFITS

6.1 In-Service Withdrawals Prohibited. Participants are not entitled to receive their benefits prior to Termination.

6.2 Loans. Participants may not borrow funds from the Plan.

6.3 Commencement of Benefits. A Participant’s Benefit shall be paid or begin to be paid as soon as administratively practicable after the Participant’s Payment Date or such later date as the Participant may elect in accordance with Section 6.5 below.

6.4 Normal Form of Distribution. Unless a Participant elects otherwise as provided in Section 6.5, he or she shall receive his or her Benefits for his or her life only in the form of a single life annuity paid in monthly installments.

6.5 Optional Forms of Distributions. A Participant may elect, at any time prior to Termination or by such earlier time as may be required by the Code Section 409A, to receive his or her Benefit at a time later than his or her Payment Date and/or to receive the Actuarial Equivalent of his or her Benefit in one of the following optional period-certain and life benefit forms:

(a) 15-year certain—A benefit paid in the form of monthly installments over a period of 15 years. If a Participant dies after receiving his or her first payment, the designated Beneficiary shall be entitled to such payments, if any, that remain to be made following the date of death.

(b) 10-year certain—A benefit paid in the form of monthly installments over a period of 10 years. If a Participant dies after receiving his or her first payment, the designated Beneficiary shall be entitled to such payments, if any, that remain to be made following the date of death.

(c) 100% Joint and Survivor Annuity—A benefit which is payable for the life of the Participant and upon the Participant’s death, if such Participant is survived by the spouse to whom such Participant was married at the annuity starting date, for the life of such spouse, in an amount equal to 100% of the benefit payable to such Participant. The benefit payable to such spouse shall not be terminated on account of such spouse’s subsequent remarriage.

(d) 50% Joint and Survivor Annuity—A benefit which is Payable for the life of the Participant and upon the Participant’s death, if such Participant is survived by the spouse to whom such Participant was married at the annuity starting date, for the life of such spouse, in an amount equal to 50% of the benefit payable to such Participant. The benefit payable to such spouse shall not be terminated on account of such spouse’s subsequent remarriage. Participants shall be permitted to make any such elections and to change any such elections after they are made only at such times and to the extent permitted by Code Section 409A.

6.6 Lump Sums. Except as provided in Section 5.7, Participants shall not be entitled to be paid their benefits in the form of lump-sum distributions. Notwithstanding the preceding sentence and Sections 6.7 and 6.8, if the Actuarial Equivalent of the amount payable to a Participant or Beneficiary is fifty thousand dollars ($50,000) or less, it will automatically be paid in the form of a lump-sum distribution.

6.7 Death Benefits.

(a) If a Participant dies while employed by the Company or a Related Company after having attained age 45 and completed 60 Months of Service, but before having attained age 55, then subject to Sections 5.3(a) and 5.6, the Participant’s Beneficiary shall be entitled to a monthly benefit for 15 years, commencing on the date as soon as practicable after the Participant’s death, in an amount equal to 55% of the Participant’s Part A Benefit computed under Section 5.1 or Part B Benefit computed under Section 5.2, as applicable; provided, however, that for every month of age over age 45 attained by the Participant, the amount paid shall be increased by .1667% per Month of Service completed by the Participant.

(b) If a Participant dies while employed by the Company or a Related Company after having attained age 55 and completed 60 Months of Service, then subject to Sections 5.3(a) and 5.6, the Participant’s Beneficiary shall be entitled to a monthly benefit for 15 years, commencing on the date of death in an amount equal to 100% of the Participant’s Part A Benefit computed under Section 5.1 or Part B Benefit computed under Section 5.2, as applicable; provided, however, that for each month by which the first payment precedes the date upon which the Participant would have attained age 60, the amount paid shall be reduced by 0.4167%.

(c) If a Participant dies after Termination, then subject to Section 5.6, his or her surviving Beneficiary shall be entitled to the payments hereunder, if any, that remain to be made during that portion of the original payout period (selected by the Participant in accordance herewith) following the date of death.

(d) A designated Beneficiary entitled to any retirement death benefit under this Section 6.4 may elect to receive Actuarial Equivalent installments for ten years; provided, that any such election may be made only to the extent, and at the times and subject to the conditions, permitted under Code Section 409A.

6.8 Disability. If a Participant becomes Disabled at any time after having attained age 45 and completed 60 Months of Service, then such Participant shall, in lieu of any other Benefit, be entitled to a benefit under this Section 6.8. Such disability benefit shall be equal to 55% of the amount of the Participant’s Benefit calculated under Section 5.1 or 5.2, as applicable, but increased by .1667% per Month of Service for every month of the Participant’s age in excess of 45 year but less than 60 years. Such disability benefit shall be payable as a single life annuity or, to the extent permitted under Section 6.5, a joint and survivor annuity (but not any other form of benefit), in each case commencing on the final day of the twenty-fourth month of Disability, without regard to the age of the Participant at the time of the Disability. Notwithstanding the foregoing, each monthly payment of such disability benefit shall be reduced (but not below zero) by the amount of all disability benefit payments (if any) that the Participant receives for the same month under all applicable group long-term disability plans of the Employer.

6.9 Designation of Beneficiary. In the event benefits are payable under the Plan on behalf of a deceased Participant who has a surviving spouse, the remaining benefits will be paid to another Beneficiary only if the spouse consents in writing to such designation. If there is no designated Beneficiary or surviving spouse, the benefits will be paid to the Participant’s estate.

6.10 Delivery of Payments. All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to the last address of his or her Beneficiary). Each Participant shall be responsible for furnishing the Administrator with his or her current address and his or her current facsimile number (if any), and the name and current address of his or her Beneficiary, and such Beneficiary’s current facsimile number (if any).

6.11 Payees Under Legal Disability.

(a) Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Administrator receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, statutory committee, or other person legally vested with the care of his or her estate has been appointed. In the event that the Administrator finds that any person to whom a benefit is payable under the Plan is unable to properly care for his or her affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Administrator to have incurred expense for such person otherwise entitled to payment.

(b) In the event a guardian, conservator or statutory committee of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payment shall be made to such guardian, conservator or statutory committee, provided that proper proof of appointment is furnished in a form and manner suitable to the Administrator.

(c) Any payment made under the provisions of this Section 6.9 and otherwise in compliance with the Plan shall be a complete discharge of liability therefor under the Plan.

6.12 Withholding for Taxes. Any payments out of the Plan shall be reported to the applicable taxing authorities and may be subject to withholding for taxes as may be required by any applicable federal, state or other law.

ARTICLE VII

OPERATION AND ADMINISTRATION OF THE PLAN

7.1 Appointment of Administrator. The Administrator (who may, but need not, be a Participant) shall be appointed by the Compensation Committee.

7.2 Administrator’s Powers. The Administrator shall have all powers, in his or her sole discretion, necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Administrator elsewhere in the Plan or by law, the Administrator may exercise the following powers and authority, in his or her sole discretion:

(a) To designate agents to carry out responsibilities relating to the Plan;

(b) To employ such legal, actuarial, accounting, clerical, and other assistance as it may deem appropriate in carrying out the provisions of this Plan;

(c) To establish rules and procedures from time to time for the conduct of the Administrator’s business and the administration of this Plan;

(d) To administer, interpret, and apply this Plan and to decide all questions which may arise under this Plan; and

(e) To perform or cause to be performed such further acts as he or she may deem to be necessary, appropriate, or convenient in the administration of the Plan.

All actions and determinations by the Administrator shall be binding upon all parties, to the maximum extent permitted by law.

7.3 Reporting and Disclosure. The Company (and not the Administrator) shall be responsible for the reporting and disclosure of information required to be reported or disclosed pursuant to ERISA or any other applicable law.

7.4 Notices and Communications.

(a) All applications, notices, designations, elections, and other communications from Participants shall be in writing, on forms prescribed by the Administrator. These documents shall be mailed or delivered to the office designated by the Administrator, and shall be deemed to have been given when received by such office.

(b) Each notice, report, remittance, statement, or other communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Participant (i) three days after the date when it is deposited in the United States Mail with postage prepaid, (ii) one day after the date when it is sent by overnight delivery, courier or hand delivery service to the Participant or Beneficiary, and (iii) on the date on which it is sent by facsimile (with confirmation) to the Participant or Beneficiary, in each case at his or her last address or last facsimile number (as applicable) of record with the Administrator.

7.5 Indemnification.

(a) To the maximum extent permitted by law, the Company shall indemnify each member of the Board of Directors and of the Compensation Committee, the Administrator, and every other Employee with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of the performance of his or her duties under the Plan. The foregoing right of indemnification shall not apply with respect to matters as to which the individual acted fraudulently or in bad faith. Furthermore, the Company shall not be obligated to indemnify any person for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

(b) The Company shall have the right to select counsel and to control the prosecution or defense of each matter in which indemnification under this Section 7.6 is sought or applies.

ARTICLE VIII

APPLICATION FOR BENEFITS

8.1 Application for Benefits.

(a) The Administrator may require any person claiming benefits under the Plan (a “Claimant”) to submit an application therefor, together with such other documents and information as the Administrator may require.

(b) Within 90 days following receipt of the application and all necessary documents and information, the Administrator’s authorized delegate reviewing the claim shall furnish the Claimant with written notice of the decision rendered with respect to the application.

(c) Should special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial 90-day period.

(i) The notice shall indicate:

(A) the special circumstances requiring an extension of time, and

(B) the date by which a final decision is expected to be rendered.

(ii) In no event shall the period of the extension exceed 90 days from the end of the initial 90-day period.

8.2 Content of Denial. In the case of a denial of the Claimant’s claim for benefits, the written notice shall set forth:

(a) The specific reasons for the denial;

(b) References to the Plan provisions upon which the denial is based;

(c) A description of any additional information or material necessary for perfection of the application (together with an explanation of why the material or information is necessary); and

(d) An explanation of the Plan’s claims review procedure.

8.3 Appeals.

(a) A Claimant may appeal a denial of his or her claim by following the appeal procedures set forth in this Section 8.3. Such appeal shall be made to and determined by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee or the Administrator) as the Committee may designate from time to time

(b) The appeal must be made, in writing, as follows:

(i) if the claim is expressly rejected, within 65 days after the date of notice of the decision with respect to the application; or

(ii) if the claim has neither been approved nor denied within the applicable period provided in Section 8.1 above, within 65 days after the expiration of the period.

(c) The Claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

(d) The decision regarding each appeal shall be made promptly, and not later than 60 days after the decision-maker’s receipt of a request for review, unless special circumstances require an extension of time for processing. In such a case, a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review.

(e) The decision on review shall:

(i) be in writing;

(ii) include specific reasons for the decision;

(iii) be written in a manner designed to be understood by the Claimant; and

(iv) contain specific references to the pertinent Plan provisions upon which the decision is based.

8.4 Exhaustion of Remedies. No legal action for benefits under the Plan may be brought unless and until the Claimant has exhausted his or her remedies under this Article VIII.

ARTICLE IX

MISCELLANEOUS MATTERS

9.1 Amendment or Termination.

(a) Except as otherwise provided in this Section 9.1, the Compensation Committee may amend or terminate the Plan at any time by an instrument in writing executed in the name of the Company.

(b) Subject to Section 9.1(d) below, no amendment may be adopted that would (i) reduce the dollar value of a Participant’s vested benefit, (ii) eliminate a form of benefit payment, or (iii) delay the date on which a Participant’s vested benefit becomes payable, without the consent of the affected Participants; provided, that a reduction in a Participant’s benefit resulting from a change in the mortality table or interest rate used in determining Actuarial Equivalence as permitted by Section 2.1 shall not require the Participant’s consent.

(c) After the occurrence of a Change in Control, no amendment may be adopted that would affect Section 2.8, Section 5.7, this Section 9.1 or Section 9.6(d) of the Plan in a manner adverse to any Participant without that Participant’s written consent.

(d) In the event of the termination of the Plan, all Participants who are employed by the Company or a Related Company on the date of termination shall become fully vested. However, termination of the Plan will not accelerate the date on which benefits become payable under the Plan, except as provided in Section 5.7.

(e) Notwithstanding any other provision of the Plan, the Plan may be amended at any time and in any manner that the Compensation Committee determines, in its sole and absolute discretion, to be necessary to ensure that the Plan and all benefits thereunder comply with the requirements of Section 409A of the Code.

9.2 Effect of Merger of Company.

(a) In the event of a consolidation, merger, sale, liquidation, or other transfer of substantially all of the operating assets of the Company to any other company, the ultimate successor or successors to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors.

(b) The presumption set forth in Section 9.2(a) above shall not apply if the successor, by resolution of its board of directors, elects not to so continue this Plan in effect. In such a case, the Plan shall terminate as of the effective date set forth in the board resolution.

9.3 No Enlargement of Employee Rights.

(a) This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company (or a Related Company) and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee.

(b) Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the employ of the Company (or a Related Company) or to interfere with the right of the Company (or a Related Company) to discharge any Employee at any time.

9.4 Restrictions Against Alienation. A Participant’s benefit under the Plan may not be assigned or alienated, either voluntarily or involuntarily. However, the preceding sentence will not preclude the Plan from reducing a Participant’s benefit by the amount he or she owes to the Company or a Related Company. Such a reduction will apply whether the benefit is payable to the Participant or to his or her Beneficiary.

9.5 Employment Agreements. In the case of a Participant whose terms of employment with the Company or a Related Company are subject to the provisions of an employment agreement, to the extent that the terms of the employment contract provide the Participant with greater benefits than would otherwise be determined under the provisions of the Plan, the terms of the employment contract shall prevail, to the extent set forth in a written agreement between the Company and to the Participant dated on or after the Effective Date.

9.6 Interpretation.

(a) Article and Section headings are for reference only and shall not be deemed to be part of the substance of this instrument or to enlarge or limit the contents of any Article or Section.

(b) Unless the context clearly indicates otherwise, masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

(c) In the case of any ambiguity, the Plan shall be construed in such a manner so as to comply with the provisions of ERISA, including the fact that it is intended that the Plan be exempt from the requirements of Parts II, III, and IV of Title I of ERISA pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

(d) It is the Company’s intention that the Plan and all benefits provided hereunder comply in all respects with the requirements of Code Section 409A, and the Plan shall be interpreted and administered accordingly. Any provision of the Plan that does not so comply shall be deemed reformed to the extent possible to so comply without increasing the cost of the Plan to the Company, and to the extent such reformation is not possible, such provision shall be void. Any action pursuant to, or interpretation of, the Plan or any benefits hereunder, that does not so comply shall be void.

IN WITNESS WHEREOF, Mattel, Inc. has caused this instrument to be executed by its duly authorized officer, effective as of January 1, 2005.

MATTEL, INC.

By:	/s/ Alan Kaye
Name:	Alan Kaye
Title:	Senior Vice President, Human Resources
Dated:	3-17-05

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